REGISTRATION RIGHTS AGREEMENT
                        -----------------------------

          This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of July 8, 1997, by and among American Industrial Properties REIT, a Texas real estate investment trust (the "COMPANY"), MS Real Estate Special Situations Inc., a Delaware corporation ("MSRE") and Morgan Stanley Asset Management Inc., a Delaware corporation ("MSAM"), acting as agent and attorney-in-fact on behalf of the clients listed on Schedule A hereto (the "MSAM PURCHASERS" and, together with MSRE, the "PURCHASERS").


                                 WITNESSETH:

          WHEREAS, pursuant to that certain Common Share Purchase Agreement, dated as of June 20, 1997, among the Company, MSRE and MSAM, as agent for the MSAM Purchasers (the "PURCHASE AGREEMENT"), the Purchasers, severally and not jointly, agreed that they may purchase up to 8,163,265 Common Shares (the "SHARES") of the Company (subject to the Share Ownership Limitation described in the Purchase Agreement); and

          WHEREAS,  pursuant to  the  terms of  the  Purchase Agreement,  the
Company,  MSRE  and  MSAM  agreed   that  the  Company  would  grant  certain
registration rights to the Purchasers with respect to the Shares;

          NOW,  THEREFORE,  for  valuable  consideration,  the   receipt  and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.
          -----------

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Closing   Date:  The  closing  date  as  defined  in  the  Purchase
          --------------
Agreement.

          Common Shares:  The  common shares of beneficial interest, $.10 par
          -------------
value per share, of the Company.

          Exchange Act:  The Securities Exchange Act of 1934, as amended from
          ------------
time to   time.

          Participating   Purchasers:   With   respect  to  any  Registration
          --------------------------
Statement, any Purchasers holding any Registrable Securities covered by such Registration Statement.

          Person:  An individual, partnership  corporation, limited liability
          ------
company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Preemptive Rights: See the Purchase Agreement.
          -----------------

          Prospectus:  The prospectus included in any Registration Statement,
          ----------
as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Purchase Agreement: See the Recitals to this Agreement.
          ------------------

          Registrable Securities:  (a) The Shares,  (b) any securities issued
          ----------------------
or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and (c) any additional Common Shares of the Company purchased by any Purchaser pursuant to the exercise of Preemptive Rights. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such
Registrable  Security  has  been  declared  effective  by  the  SEC  and  the
Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule l44 (or any similar provisions then in force) under the Securities Act are met, or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.

          Registration Expenses: See Section 5 hereof.
          ---------------------

          Registration Statement:   The Registration Statement of the Company
          ----------------------
that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          Requesting   Purchasers:    Any  one  or  more  Purchasers  holding
          -----------------------
Registrable Securities representing in the aggregate not less than 25% of the aggregate Registrable Securities outstanding.

          SEC:  The  Securities  and  Exchange  Commission  or  any successor
          ---
entity.

          Securities Act:  The  Securities  Act of 1933, as amended from time
          --------------
to time.

          Share Ownership Limitation:  The  limitation on ownership contained
          --------------------------
in Section 2.4 of the Purchase Agreement.

          Shares: See the Recitals to this Agreement.
          ------

          Shelf Registration: See Section 2(a) hereof.
          ------------------

          Underwritten Registration or Underwritten Offering:  A registration
          --------------------------------------------------
in which securities of the Company are sold to an underwriter for reoffering to the public.

     2.   Registration Rights.

          (a)  Shelf Registration.  Upon  the  written request of one or more
               ------------------
Requesting Purchasers that the Company effect the registration under the Securities Act of such Requesting Purchasers' Registrable Securities pursuant to a "shelf" registration statement, the Company promptly will give written notice of such requested registration to all other Purchasers, and will thereafter file such a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "SHELF REGISTRATION"), which Shelf Registration will cover (i) the Registrable Securities that the Company has been so requested to register by such Requesting Purchasers and (ii) all other Registrable Securities that the Company has been requested to register by any other Purchasers by written request given to the Company within 15 days after the Company's giving of written notice of the Requesting Purchasers' requested registration.

          The Company hereby agrees to file such registration statement as promptly as practicable following the request therefor, and in any event within 60 days following the date such request is received by the Company, and thereafter to use its commercially reasonable efforts to cause such Shelf Registration to become effective and thereafter to keep it continuously effective, and to prevent the happening of any event of the kind described in
Section 4(c)(3), (4), (5) or (6) hereof that requires the Company to give notice pursuant to the last paragraph of Section 4 hereof, for a period terminating on the third year anniversary of the date on which the SEC declares the Shelf Registration effective, or such shorter period as shall terminate on the date on which all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration. The Company shall be obligated to file only one Shelf Registration and shall not be obligated to file a Shelf Registration if three Demand Registrations (hereinafter defined) have been effected under Section 2(b).

     The Company further agrees to promptly supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or if requested by Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by the Shelf Registration or any underwriter of the Registrable Securities.

     If Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by the Shelf Registration so elect, the offering of Registrable Securities pursuant to such registration shall be in the form of an Underwritten Offering.

          (b)  Demand Registration.   At any time during the five year period
               -------------------
following the Closing Date, one or more Requesting Purchasers may make a written request (the "DEMAND NOTICE") for registration under the Securities Act (a "DEMAND REGISTRATION") of the Registrable Securities held by such Requesting Purchasers. The Demand Notice will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Following receipt of a Demand Notice from such Requesting Purchasers, the Company promptly will give written notice of the requested registration to all other Purchasers, and will thereafter file a registration statement on any appropriate form which will cover (i) the Registrable Securities that the Company has been so requested to register by such Requesting Purchasers and (ii) all other Registrable Securities that the Company has been requested to register by any other Purchasers by written request given to the Company within 15 days after the Company's giving of written notice of the Requesting Purchasers' requested registration.

     Unless each Participating Purchaser shall consent in writing, no party (including the Company) other than any Purchaser, USAA Real Estate Company ("REALCO") or La Salle Advisory Limited Partnership ("LASALLE") shall be permitted to offer securities under any such Demand Registration. The Company shall not be required to effect more than three Demand Registrations under this Section 2(b). A registration requested pursuant to this Section 2(b) will not be deemed to have been effected (and it shall not count as one of the three Demand Registrations) unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however that
                                                       --------  -------
if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected (and it shall not count as one of the three Demand Registrations). Participating Purchasers holding in excess of 50% of the Registrable Securities covered by a Demand Registration may at any time prior to the effective date of the Registration Statement relating to such registration revoke a Demand Notice by providing a written notice to the Company (in which case such Demand Registration shall not count as one of the three Demand Registrations).

     If Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by the Demand Registration so elect, the offering of Registrable Securities pursuant to such registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the Participating Purchasers in writing that in their opinion the number of Registrable Securities and shares of Realco or LaSalle, if any, requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities and shares of Realco or LaSalle, if any, requested to be included which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect; provided, however, that no Registrable Securities or shares of Realco
        --------  -------
or LaSalle, if any, may be excluded before all shares proposed to be sold by any other parties, including the Company, have been excluded. If any Registrable Securities are excluded, such registration shall not count as one of the three Demand Registrations. If more than 5% of the amount of Registrable Securities proposed to be registered hereunder are required to be excluded pursuant to this paragraph, the number of Registrable Securities of each Participating Purchaser and the number of shares of Realco or LaSalle, if any, to be included in such registration shall be reduced pro rata (according to the total number of Registrable Securities or shares, as the case may be, beneficially owned by each such holder), to the extent necessary to reduce the total amount of securities to be included in the
offering   to  the  amount  recommended  by  such  managing  underwriter  or underwriters.

     No registration pursuant to a request or requests referred to in this subsection 2(b) shall be deemed to be a Shelf Registration.

          (c)  Incidental Registration.   If at any time during the five year
               -----------------------
period following the Closing Date, the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration, a Demand Registration or a Registration Statement on Form S-4 or S-8, or any form that is substituting therefor or is a successor thereto) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to all Purchasers as soon as practicable (but in no event less than thirty days before the anticipated filing date), and such notice shall (i) offer each Purchaser the opportunity to register such number of Registrable Securities as it may request and (ii) describe such securities and specifying the form and manner and other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an Underwritten Offering and, if so, the identity of the managing underwriter and whether such Underwritten Offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold, if such disclosure is acceptable to the managing underwriter). Each Purchaser shall advise the Company in writing within twenty (20) days after the date of receipt of such notice from the Company of the number of Registrable Securities for which registration is requested. The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or
                      --------   -------
underwriters of such offering deliver a written opinion to each Participating Purchaser that either because of (i) the kind of securities which such Purchasers, the Company, or any other Persons intend to include in such offering or (ii) the size of the offering which such Purchasers, the Company, or such other Persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (A) in the event that the size of the offering is the basis of such managing underwriter's opinion, the amount of securities to be offered for the account of each Participating Purchaser and other holders registering securities of the Company pursuant to similar incidental registration rights shall be reduced pro rata (according to the Registrable Securities beneficially owned by each such holder) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; and (B) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion, (x) the
Registrable Securities and other securities to be included in such offering shall be reduced as described in clause (A) above or, (y) if the actions described in clause (A) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

     No registration pursuant to a request or requests referred to in this subsection 2(c) shall be deemed to be a Shelf Registration.

     3.   Hold-Back Agreements.
          --------------------

          (a)  Restrictions   on   Public   Sale  by  Holder  of  Registrable
               --------------------------------------------------------------
Securities.   Each  Purchaser agrees, if reasonably requested by the managing
----------
underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in the Registration Statement relating to such Underwritten Offering, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering), during the 10-day period prior to the filing of such Registration Statement, and during the 90-day period beginning on the closing date of each Underwritten Offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

          (b)  Restrictions  on  Sale  of  Securities  by  the  Company.  The
               --------------------------------------------------------
Company agrees not to effect, for its own account or for the account of any of its security holders, any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the ten days prior to the filing of a registration statement with respect to an Underwritten Offering, and during the 90-day period beginning on the effective date of such Registration Statement (except as part of such registration statement (x) where each Purchaser participating in such registration statement consents, (y) where any Purchasers are participating in such registration statement pursuant to Section 2(c) hereof, such registration statement was filed by the Company with respect to the sale of securities by the Company, and no Purchasers are simultaneously participating in a registration statement pursuant to Section 2(b) hereof, or
(z) with respect to Realco or LaSalle, where such parties are participating in a Demand Registration pursuant to Section 2(b) hereof) or the commencement of a public distribution of Registrable Securities pursuant to such registr1ation statement.

     4.   Registration   Procedures.    In   connection  with  the  Company's
          -------------------------
registration obligations pursuant to Section 2 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use commercially reasonable efforts to as expeditiously as possible:

          (a) prepare and file with the SEC, as soon as practicable, and in any event within 60 days from the date of request, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use its commercially reasonable efforts to cause such Registration Statement to become effective; provided that before filing a
                                             --------
Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish each
Participating Purchaser and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Participating Purchasers and the underwriters, if any, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object (except in the case of a filing pursuant to Section 2(c) hereof);

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities included in such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities included in such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in any Participating Purchaser not being able to sell its Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply
                                --------
to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of
Section 4(1) hereof, if applicable;

          (c) notify each Participating Purchaser and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (l) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) if reasonably requested by the managing underwriter or underwriters or by Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by the Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and such Participating Purchasers agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (f) furnish to each Participating Purchaser and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g) deliver to each Participating Purchaser and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Purchasers and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with each Participating Purchaser, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Participating Purchaser or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

          (i) cooperate with the Participating Purchasers and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (j) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Participating Purchaser or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (k) upon the occurrence of any event contemplated by Section 4(c)(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (l) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (m) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to each Participating Purchaser and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to each Participating Purchaser and the managing underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by any Participating Purchaser and the underwriters, if any; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Participating Purchaser and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) deliver such documents and certificates as may be reasonably requested by any Participating Purchaser and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (n) make available for inspection by a representative of any Participating Purchaser, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any Participating Purchaser or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, trust managers and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records,
                                                  --------
information or documents that the Company designates in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

          (o) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act; and

          (p) cooperate with the Participating Purchasers and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     The Company may require each Purchaser to furnish to the Company such information regarding the distribution of Registrable Securities as the Company may from time to time reasonably request in writing.

     Each Purchaser agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(1) hereof, such Purchaser will forthwith discontinue disposition of Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(1) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Purchaser will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such Purchaser's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(c)(6) hereof to the date when such Purchaser shall receive copies of the supplemented or amended prospectus contemplated by Section 4(1) hereof or the Advice.

          5.   Registration Expenses.  All expenses incident to the Company's
               ---------------------
performance of or compliance with this Agreement, including without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or the Purchasers in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters and the Purchasers may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to
Section 4(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall also reimburse MSAM for the fees and expenses of counsel incurred in connection with the transactions contemplated in the Purchase Agreement and the preparation of this Agreement, up to a maximum aggregate amount of $50,000. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any legal fees and expenses of counsel to MSAM or any of the Purchasers, except as expressly provided herein.

     6.   Indemnification: Contribution.
          -----------------------------

          (a)  Indemnification by Company.  The  Company  agrees to indemnify
               --------------------------
and hold harmless MSAM and each Purchaser and their respective partners, officers, directors, employees and agents, and each Person who controls any such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by MSAM or such Purchaser, as the case may be, expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and trust managers and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of MSAM and each Purchaser, if requested.

          (b)  Indemnification  By  Holder  of  Registrable Securities.  Each
               -------------------------------------------------------
Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its trust managers, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any Purchaser hereunder be greater in amount than the dollar amount of the proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (c)  Conduct  of  Indemnification Proceedings.  Any Person entitled
               ----------------------------------------
to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however
                                                           --------   -------
that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses,
(b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon written advice of counsel to such Person, there shall be one or more defenses available to such Person that are not available to the indemnifying party or there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such Person and the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)  Contribution.   If for any reason the indemnification provided
               ------------
for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided, that no Purchaser shall be required to contribute
                 --------
an amount greater than the dollar amount of the proceeds received by such Purchaser with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

     7.   Rule 144.  The  Company hereby agrees that it will file the reports
          --------
required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Purchaser may reasonably request, all to the extent required from time to time to enable each Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with such information and requirements.

     8.   Participation in Underwritten Registrations.
          -------------------------------------------

          (a) If any of the Registrable Securities covered by the Shelf Registration are to be sold in an Underwritten Offering (excluding under
Section 2(c)), the investment banker or investment bankers and manager or managers that will administer the offering will be selected by Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered thereby; provided that such investment bankers and
                               --------
managers must be reasonably satisfactory to the Company.

          (b) No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     9.   Miscellaneous.
          -------------

          (a)  Remedies.   Each  party  hereto, in addition to being entitled
               --------
to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b)  Third  Party  Registration Rights.  The Company will not on or
               ---------------------------------
after the date of this Agreement, enter into any agreement granting registration rights to any other Person with respect to the securities of the Company that are not junior or subordinate to the rights granted to the Purchasers hereunder without the written consent of MSAM, other than registration rights granted on the same terms as herein with respect to the shares purchased, or to be purchased, by LaSalle pursuant to authority granted to the Company by its shareholders at the Annual Meeting. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person, other than the
Registration Rights Agreement, dated as of December 19, 1996, between the Company and Realco. The Company hereby represents and warrants to each Purchaser that it has obtained all necessary consents or waivers of Realco in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

          (c)  MSAM as Agent.   (i)  The Company,  MSRE, MSAM and each of the
               -------------
MSAM Purchasers acknowledge and agree that each of the MSAM Purchasers has initially appointed MSAM to act as its agent and attorney-in-fact in connection with the matters contemplated by this Agreement. Until such time as the Company shall have received a written notice from any MSAM Purchaser that MSAM is no longer acting as such Purchaser's agent hereunder, the Company shall be entitled to rely on any instructions and notices received from MSAM on behalf of such Purchaser as if received from such Purchaser directly. The parties hereto further acknowledge and agree that MSAM shall act solely as agent on behalf of the MSAM Purchasers in connection with the matters set forth in this Agreement, and that MSAM shall not, under any circumstances, have any liability to the Company in its individual capacity arising out of or in connection with this Agreement or the transactions contemplated hereby.

          (ii) The Company agrees that for so long as MSAM shall act as agent on behalf of any of the MSAM Purchasers hereunder, it shall deliver to MSAM copies of all documents and notices required to be delivered to the Participating Purchasers pursuant to Section 4 of this Agreement.

          (iii) In the event that any MSAM Purchaser shall at anytime subsequent to the date hereof appoint a successor agent to MSAM in connection with the matters set forth in this Agreement, such successor shall be entitled to, and to exercise on behalf of such MSAM Purchaser, all of the rights and remedies provided for herein with respect to MSAM or such MSAM Purchaser, as the case may be, and the rights and remedies of such MSAM Purchaser hereunder shall not in any way be modified, limited, delayed or impaired as a consequence of such appointment.

          (iv) The provisions of Sections 5, 6 and of this Section 9(c) shall remain in full force and effect with respect to MSAM notwithstanding any termination of MSAM's appointment as agent on behalf of any or all of the MSAM Purchasers hereunder.

          (d)  Amendments  and  Waivers.  The  provisions  of this Agreement,
               ------------------------
including the  provisions of this sentence,  may not be amended,  modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, each Purchaser and, for so long as MSAM shall act as agent on behalf of any of the MSAM Purchasers, MSAM; provided, that the provisions of Sections 5, 6, and
                         --------
9(c) may not, under any circumstances and notwithstanding any termination of MSAM's appointment as agent on behalf of any or all of the MSAM Purchasers hereunder, be amended, modified, supplemented or waived without the written consent of MSAM.

          (e)  Notices.  All  notices  and  other communications provided for
               -------
or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to MSAM, MSRE or any of the MSAM Purchasers, initially at 1221 Avenue of the Americas, 21st Floor, New York, New York 10020, Attention: Russell Platt, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 9(e).

               (ii) if to the Company, initially at 6220 Beltline Road, Suite 205 Irving, Texas 75063-2656, Attention: Charles W. Wolcott, President and Chief Executive Officer, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 9(e).

          (f)  Successors and Assigns.  This  Agreement  shall  inure  to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities, provided further, that the Company cannot assign its rights hereunder except pursuant to a merger.

          (g)  Counterparts.   This  Agreement  may be executed in any number
               ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Headings.   The headings in this Agreement are for convenience
               --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          (i)  Governing Law.  THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS
               -------------
OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

          (j)  Severability.  If  any  provision of this Agreement is held to
               ------------
be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added simultaneously as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9(j).

          (k)  Arbitration.  In the event of a dispute hereunder which cannot
               -----------
be resolved by the parties, such dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitration panel may be entered in any court or tribunal of competent jurisdiction. Any arbitration occurring under this Section 9(k) shall be held in New York, New York in the first instance, in Dallas, Texas in the second instance, and continuing in that order with respect to each dispute occurring hereunder.

          (l) Entire Agreement.  This  Agreement  is  intended by the parties
              ----------------
as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     In any proceeding brought to enforce any provision of this Agreement the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                         "COMPANY"

                         AMERICAN INDUSTRIAL PROPERTIES REIT


                         By:  /s/ Charles W. Wolcott
                              ---------------------------------------------
                                   Charles W.  Wolcott
                                   President and Chief Executive Officer


                         "MSRE"

                         MS REAL ESTATE SPECIAL SITUATIONS INC.


                         By:  /s/ Russell C. Platt
                              ---------------------------------------------
                                   Russell C. Platt
                                   President

                         "MSAM"

                         MORGAN STANLEY ASSET MANAGEMENT INC.,
                           as agent and attorney-in-fact
                           on behalf of the MSAM Purchasers


                         By:  /s/ Russell C. Platt
                              ---------------------------------------------
                                   Russell C. Platt
                                   Managing Director


                                                                   SCHEDULE A
                                                                   ----------



                               MSAM Purchasers
                               ---------------


     Stichting Pensioenfonds ABP
     Stichting Bedrijfspensioenfonds voor de Metaalnijverheid
     Morgan Stanley Real Estate Special Situations Fund II, L.P.
     Morgan Stanley Real Estate Special Situations Fund I, L.P.